Exhibit 99.1

For Immediate Release

Contacts:

Investor Relations: Gregg Kvochak, (310) 556-8550

For Media: Mike Distefano, (310) 843-4199

Korn Ferry Announces Third Quarter Fiscal 2014

Results of Operations

Key highlights for the third quarter of fiscal 2014 are as follows:

•	Korn Ferry reports record quarterly fee revenue of $242.2 million in Q3 FY’14, an increase of 21% on a constant currency basis compared to Q3 FY’13 (20% at actual exchange rates). Adjusting for the PDI Ninth House acquisition, quarterly fee revenue increased 14% on a constant currency basis (12% at actual exchange rates) from Q3 FY’13.

•	Fee revenue increased in all segments on a constant currency basis compared to Q3 FY’13.

Leadership and Talent Consulting	52	% (15% organically)
Futurestep	20%
Executive Recruitment	12%

•	Q3 FY’14 adjusted EBITDA margin was 14.5% compared to adjusted EBITDA margin of 12.5% in Q3 FY’13.

•	Q3 FY’14 diluted earnings per share was $0.43 compared to $0.20 in Q3 FY’13. Adjusted diluted earnings per share was $0.31 in Q3 FY’13, which excludes $7.5 million of net restructuring, integration/acquisition, and separation costs. No such costs were incurred in Q3 FY’14.

Los Angeles, CA, March 6, 2014 - Korn Ferry (NYSE: KFY), a single source of leadership and talent acquisition and consulting services, today announced third quarter results with record fee revenue of $242.2 million and adjusted diluted earnings per share of $0.43.

“Korn Ferry had a strong third quarter, with year-over-year growth across all lines of business and within every region. We generated the strongest topline results in the company’s history, representing a 21% year-over-year increase in fee revenue, or 14% adjusting for the PDI Ninth House acquisition, on a constant currency basis, generating higher earnings per share,” said Gary D. Burnison, CEO, Korn Ferry. “In today’s environment, global organizations must create growth opportunities that far outstrip the potential of the global economy – ultimately through people. Validated by our results, Korn Ferry’s capabilities are being increasingly embraced by clients to unlock growth through innovative talent strategies.”

Financial Results

(dollars in millions, except per share amounts)

	Third Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
Fee revenue	$242.2	$202.0	$708.6	$584.9
Total revenue	$251.0	$210.3	$734.8	$611.1
Operating income	$27.3	$8.7	$67.1	$28.5
Operating margin	11.3%	4.3%	9.5%	4.9%
Net income	$21.3	$9.5	$51.5	$21.1
Basic earnings per share	$0.44	$0.20	$1.07	$0.45
Diluted earnings per share	$0.43	$0.20	$1.05	$0.44

EBITDA Results (a):

	Third Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
EBITDA	$35.2	$17.7	$95.2	$47.0
EBITDA margin	14.5%	8.8%	13.4%	8.0%

Adjusted Results (b):

	Third Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
Operating income	$27.3	$16.2	$75.7	$51.5
Operating margin	11.3%	8.0%	10.7%	8.8%
EBITDA (a)	$35.2	$25.2	$103.8	$70.0
EBITDA margin (a)	14.5%	12.5%	14.6%	12.0%
Net income	$21.3	$15.0	$57.3	$37.2
Basic earnings per share	$0.44	$0.32	$1.19	$0.79
Diluted earnings per share	$0.43	$0.31	$1.17	$0.78

(a)	EBITDA refers to earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to exclude restructuring charges (net of recoveries), integration/acquisition and separation costs. EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliation).
(b)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Third Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
Restructuring charges, net of recoveries	$—	$4.4	$3.7	$19.9
Integration/acquisition costs	$—	$2.5	$0.4	$2.5
Separation costs	$—	$0.6	$4.5	$0.6

Fee revenue was $242.2 million in Q3 FY’14, an increase of $40.2 million, or 21% on a constant currency basis (20% at actual exchange rates), compared to Q3 FY’13, primarily due to increases of $21.1 million, $13.5 million and $5.6 million in fee revenue in Leadership & Talent Consulting, Executive Recruitment and Futurestep, respectively. The overall fee revenue increase was driven by fee revenue growth in the technology, financial services and life science/healthcare sectors. Adjusting for the PDI Ninth House acquisition which was completed on December 31, 2012, fee revenue increased 14% on a constant currency basis (12% at actual exchange rates) in Q3 FY’14 compared to the year-ago quarter to $227.0 million in Q3 FY’14 from $202.0 million in Q3 FY’13.

Compensation and benefit expenses were $162.2 million in Q3 FY’14, an increase of $22.4 million, or 16%, compared to Q3 FY’13. Adjusting for the PDI Ninth House acquisition, compensation and benefit expenses increased 9% in Q3 FY’14 compared to the year-ago quarter to $152.8 million in Q3 FY’14 from $139.8 million in Q3 FY’13. The increase was due to an increase in performance related bonus expense and salaries and related payroll taxes. The increase in the performance related bonus expense resulted from an increase in fee revenue and profitability. The increase in salaries and related payroll taxes was due to an 11% increase in the average headcount in Q3 FY’14 compared to Q3 FY’13.

General and administrative expenses were $37.2 million in Q3 FY’14, an increase of $1.3 million, or 4%, compared to Q3 FY’13. Adjusted for the PDI Ninth House acquisition, general and administrative expenses decreased 3% in Q3 FY’14 compared to the year-ago quarter to $35.0 million in Q3 FY’14 from $35.9 million in Q3 FY’13. The decrease was primarily due to a decrease in integration/acquisition costs incurred in Q3 FY’13 as a result of the acquisition of PDI Ninth House, partially offset by an increase in legal and other professional service fees and bad debt expense.

Adjusted EBITDA was $35.2 million in Q3 FY’14, an increase of $10.0 million, or 40%, compared to Q3 FY’13. Adjusted EBITDA margin was 14.5% and 12.5% in Q3 FY’14 and Q3 FY’13, respectively.

On a GAAP basis, operating income was $27.3 million in Q3 FY’14, an increase of $18.6 million, or 214%, compared to Q3 FY’13 resulting in a margin of 11.3% in the current quarter compared to 4.3% in the year-ago quarter.

Balance Sheet and Liquidity

Cash and marketable securities were $377.2 million at January 31, 2014, compared to $366.0 million at April 30, 2013. Cash and marketable securities include $115.1 million held in trust for deferred compensation plans at January 31, 2014, compared to $98.0 million at April 30, 2013. Cash and marketable securities increased by $11.2 million from April 30, 2013, primarily attributable to cash provided by operating activities, partially offset by Q1 FY’14 payments of FY’13 annual bonuses and contingent consideration paid to selling shareholders of PDI Ninth House.

Results by Segment

Selected Executive Recruitment Data

(dollars in millions)

	Third Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
Fee revenue	$144.0	$130.5	$420.7	$385.7
Total revenue	$149.7	$135.7	$437.5	$402.0
Operating income	$31.6	$21.6	$88.0	$54.5
Operating margin	22.0%	16.6%	20.9%	14.1%
Ending number of consultants	429	390	429	390
Average number of consultants	421	396	414	395
Engagements billed	2,975	2,670	6,384	5,944
New engagements (a)	1,233	1,138	3,749	3,519

EBITDA Results (b):	Third Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
EBITDA	$33.6	$24.4	$94.8	$61.8
EBITDA margin	23.3%	18.7%	22.5%	16.0%

Adjusted Results (c):

	Third Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
Operating income	$31.6	$22.2	$89.3	$65.8
Operating margin	22.0%	17.0%	21.2%	17.1%
EBITDA (b)	$33.6	$25.0	$96.1	$73.1
EBITDA margin (b)	23.3%	19.1%	22.8%	19.0%

(a)	Represents new engagements opened in the respective period.
(b)	EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(c)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Third Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
Restructuring charges, net of recoveries	$—	$—	$1.3	$10.7
Separation costs	$—	$0.6	$—	$0.6

Executive Recruitment

Fee revenue was $144.0 million in Q3 FY’14, an increase of $13.5 million, or 12% on a constant currency basis (10% at actual exchange rates), compared to Q3 FY’13. The increase in fee revenue was driven by increases in all regions with the largest increases in North America and Europe. This increase is primarily attributed to an 11% increase in the number of executive recruitment engagements billed.

Adjusted EBITDA was $33.6 million during Q3 FY’14, an increase of $8.6 million, or 34%, compared to Q3 FY’13. Adjusted EBITDA margin was 23.3% in Q3 FY’14 compared to 19.1% in Q3 FY’13. This increase is primarily attributed to the $13.5 million increase in fee revenue in Q3 FY’14 as compared to Q3 FY’13, partially offset by an increase of $4.7 million in compensation and benefit expenses driven primarily by an increase in performance related bonus expense and salaries and related payroll taxes partially offset by a decline in employee insurance costs.

On a GAAP basis, operating income was $31.6 million in Q3 FY’14, an increase of $10.0 million, or 46% ($9.4 million, or 42% on an adjusted basis), compared to Q3 FY’13, resulting in an operating margin of 22.0% in the current quarter compared to 16.6% in the year-ago quarter.

Selected Leadership & Talent Consulting Data

(dollars in millions)

	Third Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
Fee revenue	$62.3	$41.2	$188.4	$108.0
Total revenue	$64.3	$43.1	$194.6	$113.5
Operating income	$5.7	$(2.8)	$17.0	$7.7
Operating margin	9.1%	(6.8)%	9.0%	7.1%
Ending number of consultants (a)	125	149	125	149
Staff utilization (b)	61%	58%	66%	63%

EBITDA Results (c):
	Third Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
EBITDA	$8.9	$(1.0)	$26.4	$11.2
EBITDA margin	14.5%	(2.4)%	14.1%	10.3%

Adjusted Results (d):
	Third Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
Operating income	$5.7	$1.6	$18.2	$12.8
Operating margin	9.1%	4.0%	9.6%	11.9%
EBITDA (c)	$8.9	$3.4	$27.6	$16.3
EBITDA margin (c)	14.5%	8.4%	14.7%	15.1%

(a)	Represents number of employees originating consulting services. FY’14 and FY’13 include approximately 69 consultants and 92 consultants, respectively, from the prior year acquisitions.
(b)	Calculated by dividing the number of hours of our full-time LTC professional staff, who recorded time to an engagement during the period, by the total available working hours during the same period.
(c)	EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(d)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Third Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
Restructuring charges, net of recoveries	$—	$4.4	$1.2	$5.1

Leadership & Talent Consulting

Fee revenue was $62.3 million in Q3 FY’14, an increase of $21.1 million, or 52% on a constant currency basis (51% at actual exchange rates), from the year-ago quarter. Adjusting for the PDI Ninth House acquisition, fee revenue increased 15% on a constant currency basis (14% at actual exchange rates) in Q3 FY’14 compared to the year-ago quarter to $47.1 million in Q3 FY’14 from $41.2 million in Q3 FY’13.

Adjusted EBITDA was $8.9 million during Q3 FY’14, an increase of $5.5 million, or 162%, compared to Q3 FY’13. Adjusted EBITDA margin was 14.5% compared to 8.4% in Q3 FY’13. The increase in adjusted EBITDA was due to an increase in fee revenue, partially offset by an increase in compensation and benefit expense and general and administrative expenses, all primarily related to the acquisition of PDI Ninth House.

On a GAAP basis, operating income was $5.7 million in Q3 FY’14, an increase of $8.5 million, compared to Q3 FY’13. Operating margin was 9.1% in the current quarter, a significant improvement from negative operating margin of 6.8% in the year-ago quarter. The increase in operating income was driven by an increase in fee revenue and a decrease in restructuring expense of $4.4 million that took place in Q3 FY’13 as a result of the PDI Ninth House acquisition, offset by an increase in compensation and benefit expense.

Selected Futurestep Data

(dollars in millions)

	Third Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
Fee revenue	$35.9	$30.3	$99.5	$91.2
Total revenue	$37.0	$31.5	$102.7	$95.6
Operating income	$3.9	$3.7	$9.0	$7.1
Operating margin	10.9%	12.3%	9.1%	7.8%
Engagements billed	1,242	1,062	2,592	2,487
New engagements (a)	584	513	1,829	1,784

EBITDA Results (b):

	Third Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
EBITDA	$4.4	$4.1	$10.9	$8.1
EBITDA margin	12.2%	13.3%	10.9%	8.9%

Adjusted Results (c):

	Third Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
Operating income	$3.9	$3.7	$10.2	$10.2
Operating margin	10.9%	12.3%	10.2%	11.2%
EBITDA (b)	$4.4	$4.1	$12.1	$11.2
EBITDA margin (b)	12.2%	13.3%	12.1%	12.3%

(a)	Represents new engagements opened in the respective period.
(b)	EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(c)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Third Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
Restructuring charges, net of recoveries	$—	$—	$1.2	$3.1

Futurestep

Fee revenue was $35.9 million in Q3 FY’14, an increase of $5.6 million, or 20% on a constant currency basis (18% at actual exchange rates), compared to the year-ago quarter. The increase in fee revenue was driven by a 17% increase in the number of engagements billed in Q3 FY’14 compared to Q3 FY’13 driven by large recruitment process outsourcing contracts entered into in the prior quarter which began to be delivered in the current quarter and non-executive and other professional recruitment.

Adjusted EBITDA was $4.4 million during Q3 FY’14, an increase of $0.3 million, or 7%, compared to Q3 FY’13. Adjusted EBITDA margin decreased to 12.2% in Q3 FY’14 compared to 13.3% in Q3 FY’13. The increase in adjusted EBITDA was primarily due to an increase in fee revenue of $5.6 million, a decrease of $0.2 million in general and administrative expenses, partially offset by an increase in compensation and benefit expenses of $4.7 million and an increase in cost of services expense of $0.9 million. The increase in compensation and benefits expenses is primarily driven by an increase in staffing to accommodate a number of larger recruitment process outsourcing contracts won by the Company in the current fiscal year.

On a GAAP basis, operating income was $3.9 million in Q3 FY’14, an increase of $0.2 million, compared to Q3 FY’13 resulting in an operating margin of 10.9% in the current quarter compared to 12.3% in the year-ago quarter.

Outlook

Looking ahead to Q4 FY’14, assuming worldwide economic conditions, financial markets and foreign exchange rates remain steady, fee revenue is expected to be in the range of $240 million to $250 million in Q4 FY’14 and diluted earnings per share are likely to be in the range of $0.35 to $0.41.

Earnings Conference Call Webcast

The earnings conference call will be held today at 4:30 PM (EST) and hosted by CEO Gary Burnison, CFO Robert Rozek and SVP Finance Gregg Kvochak. The conference call will be webcast and available online at www.kornferry.com, accessible through the Investor Relations section.

About Korn Ferry

At Korn Ferry, we design, build, attract and ignite talent. Since our inception, clients have trusted us to help recruit world-class leadership. Today, we are a single source for leadership and talent consulting services to empower businesses and leaders to reach their goals. Our solutions range from executive recruitment and leadership development programs, to enterprise learning, succession planning and recruitment process outsourcing (RPO). Visit www.kornferry.com for more information on Korn Ferry, and www.kornferryinstitute.com for thought leadership, intellectual property and research.

Forward-Looking Statements

Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn Ferry’s current expectations. These statements, which include words such as “believes”, “expects” or “likely” include references to our outlook. Readers are cautioned not to place undue reliance on such statements. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry. The potential risks and uncertainties include those relating to competition, the dependence on attracting and retaining qualified and experienced consultants, our ability to successfully integrate acquired businesses, maintaining our brand name and professional reputation, potential legal liability, the portability of client relationships, global and local political or economic developments in or affecting countries where we have operations, currency fluctuations in our international operations, risks related to the growth, alignment of our cost structure with our growth, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities, limited protection of our intellectual property, our ability to enhance and develop new technology, our ability to develop new products and services, consolidation of industries we serve, our ability to successfully recover from a disaster or other business continuity problems, changes in our accounting estimates/assumptions, impairment of goodwill and other intangible assets, deferred tax assets, seasonality and employment liability risk. For a detailed description of risks and uncertainties that could cause differences, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In particular, it includes:

•	adjusted operating income and operating margin, adjusted to exclude restructuring (net of recoveries), integration/acquisition and separation costs;

•	adjusted net income, adjusted to exclude restructuring (net of recoveries), integration/acquisition and separation costs, net of income tax effect;

•	adjusted basic and diluted earnings per share, adjusted to exclude restructuring (net of recoveries), integration/acquisition and separation costs, net of income tax effect;

•	constant currency amounts that represent the outcome that would have resulted had exchange rates in the reported period been the same as those in effect in the comparable prior year period;

•	EBITDA, or earnings before interest, taxes, depreciation and amortization, and EBITDA margin; and

•	adjusted EBITDA, which is EBITDA further adjusted to exclude restructuring (net of recoveries), integration/acquisition and separation costs, and adjusted EBITDA margin.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges and other items that may not be indicative of Korn Ferry’s ongoing operating results. The use of these non-GAAP financial measures facilitate comparisons to Korn Ferry’s historical performance. Korn Ferry includes these non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. In the case of constant currency amounts, management believes the presentation of such information provides meaningful supplemental information regarding Korn Ferry’s performance as excluding the impact of exchange rate changes on Korn Ferry’s financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making.

[Tables attached]

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2014	2013	2014	2013
	(unaudited)
Fee revenue	$242,184	$202,004	$708,589	$584,929
Reimbursed out-of-pocket engagement expenses	8,753	8,268	26,172	26,165

Total revenue	250,937	210,272	734,761	611,094

Compensation and benefits	162,228	139,788	476,294	400,859
General and administrative expenses	37,265	35,915	112,931	102,675
Reimbursed expenses	8,753	8,268	26,172	26,165
Cost of services	9,056	8,066	29,697	19,848
Depreciation and amortization	6,333	5,088	18,857	13,127
Restructuring charges, net	—	4,441	3,682	19,936

Total operating expenses	223,635	201,566	667,633	582,610

Operating income	27,302	8,706	67,128	28,484
Other income, net	1,132	3,296	7,751	3,808
Interest expense, net	(873)	(360)	(2,102)	(1,721)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	27,561	11,642	72,777	30,571
Equity in earnings of unconsolidated subsidiaries	470	593	1,492	1,567
Income tax provision	6,727	2,753	22,789	11,042

Net income	$21,304	$9,482	$51,480	$21,096

Earnings per common share:
Basic	$0.44	$0.20	$1.07	$0.45

Diluted	$0.43	$0.20	$1.05	$0.44

Weighted-average common shares outstanding:
Basic	48,341	47,367	48,041	47,149

Diluted	49,181	48,015	48,977	47,742

KORN FERRY AND SUBSIDIARIES

FINANCIAL SUMMARY BY SEGMENT

(in thousands)

(unaudited)

	Three Months Ended January 31,			Nine Months Ended January 31,
	2014	2013	% Change	2014	2013	% Change
Fee Revenue:
Executive recruitment:
North America	$77,208	$71,259	8%	$226,538	$212,806	6%
EMEA	39,144	33,600	17%	107,742	96,565	12%
Asia Pacific	20,213	18,301	10%	63,063	54,022	17%
South America	7,477	7,334	2%	23,346	22,295	5%

Total executive recruitment	144,042	130,494	10%	420,689	385,688	9%
Leadership & Talent Consulting	62,217	41,155	51%	188,357	107,999	74%
Futurestep	35,925	30,355	18%	99,543	91,242	9%

Total fee revenue	242,184	202,004	20%	708,589	584,929	21%
Reimbursed out-of-pocket engagement expenses	8,753	8,268	6%	26,172	26,165	0%

Total revenue	$250,937	$210,272	19%	$734,761	$611,094	20%

Reconciliation of Operating Income (GAAP) to Adjusted Operating Income

		Margin		Margin		Margin		Margin
Operating Income:
Executive recruitment:
North America	$19,919	25.8%	$14,637	20.5%	$51,773	22.9%	$41,728	19.6%
EMEA	6,649	17.0%	4,177	12.4%	18,469	17.1%	5,036	5.2%
Asia Pacific	3,922	19.4%	1,913	10.5%	12,894	20.4%	3,491	6.5%
South America	1,132	15.1%	920	12.5%	4,893	21.0%	4,226	19.0%

Total executive recruitment	31,622	22.0%	21,647	16.6%	88,029	20.9%	54,481	14.1%
Leadership & Talent Consulting	5,651	9.1%	(2,798)	(6.8%)	16,992	9.0%	7,716	7.1%
Futurestep	3,925	10.9%	3,722	12.3%	9,009	9.1%	7,141	7.8%
Corporate	(13,896)		(13,865)		(46,902)		(40,854)

Total operating income	$27,302	11.3%	$8,706	4.3%	$67,128	9.5%	$28,484	4.9%

Restructuring, Separation, and Integration/Acquisition Costs, net:

Executive recruitment:
North America	$—	—	$—	—	$816	0.3%	$5,436	2.6%
EMEA	—	—	516	1.6%	460	0.5%	5,268	5.5%
Asia Pacific	—	—	—	—	60	0.1%	613	1.1%
South America	—	—	—	—	—	—	—	—

Total executive recruitment	—	—	516	0.4%	1,336	0.3%	11,317	3.0%
Leadership & Talent Consulting	—	—	4,441	10.8%	1,149	0.6%	5,118	4.8%
Futurestep	—	—	—	—	1,134	1.1%	3,086	3.4%
Corporate			2,515		4,957		3,446

Total restructuring, separation, and integration/acquisition costs, net	$—	—	$7,472	3.7%	$8,576	1.2%	$22,967	3.9%

Adjusted Operating Income: (Excluding Restructuring, Separation, and Integration/Acquisition Costs, net)

		Margin		Margin		Margin		Margin
Executive recruitment:
North America	$19,919	25.8%	$14,637	20.5%	$52,589	23.2%	$47,164	22.2%
EMEA	6,649	17.0%	4,693	14.0%	18,929	17.6%	10,304	10.7%
Asia Pacific	3,922	19.4%	1,913	10.5%	12,954	20.5%	4,104	7.6%
South America	1,132	15.1%	920	12.5%	4,893	21.0%	4,226	19.0%

Total executive recruitment	31,622	22.0%	22,163	17.0%	89,365	21.2%	65,798	17.1%
Leadership & Talent Consulting	5,651	9.1%	1,643	4.0%	18,141	9.6%	12,834	11.9%
Futurestep	3,925	10.9%	3,722	12.3%	10,143	10.2%	10,227	11.2%
Corporate	(13,896)		(11,350)		(41,945)		(37,408)

Total adjusted operating income	$27,302	11.3%	$16,178	8.0%	$75,704	10.7%	$51,451	8.8%

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	January 31,	April 30,
	2014	2013
	(unaudited)
ASSETS
Cash and cash equivalents	$247,784	$224,066
Marketable securities	6,337	20,347
Receivables due from clients, net of allowance for doubtful accounts of $10,125 and $9,097 respectively	190,982	161,508
Income taxes and other receivables	8,979	8,944
Deferred income taxes	1,857	3,511
Prepaid expenses and other assets	29,834	28,724

Total current assets	485,773	447,100

Marketable securities, non-current	123,083	121,569
Property and equipment, net	55,009	53,628
Cash surrender value of company owned life insurance policies, net of loans	93,748	85,873
Deferred income taxes	60,347	63,203
Goodwill	255,792	257,293
Intangible assets, net	51,722	58,187
Investments and other assets	27,359	28,376

Total assets	$1,152,833	$1,115,229

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$17,187	$19,460
Income taxes payable	12,879	5,502
Compensation and benefits payable	148,457	160,298
Other accrued liabilities	62,512	83,291

Total current liabilities	241,035	268,551

Deferred compensation and other retirement plans	168,629	159,706
Other liabilities	20,590	22,504

Total liabilities	430,254	450,761

Stockholders’ equity
Common stock: $0.01 par value, 150,000 shares authorized, 62,196 and 61,022 shares issued and 49,707 and 48,734 shares outstanding, respectively	446,542	431,508
Retained earnings	287,570	236,090
Accumulated other comprehensive loss, net	(11,042)	(2,631)

Stockholders’ equity	723,070	664,967
Less: notes receivable from stockholders	(491)	(499)

Total stockholders’ equity	722,579	664,468

Total liabilities and stockholders’ equity	$1,152,833	$1,115,229

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

RECONCILIATION OF AS REPORTED (GAAP) TO AS ADJUSTED (NON-GAAP)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Three Months Ended
	January 31, 2014			January 31, 2013
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted
Fee revenue	$242,184		$242,184	$202,004		$202,004
Reimbursed out-of-pocket engagement expenses	8,753		8,753	8,268		8,268

Total revenue	250,937		250,937	210,272		210,272

Compensation and benefits	162,228		162,228	139,788	(516)	139,272
General and administrative expenses	37,265		37,265	35,915	(2,515)	33,400
Reimbursed expenses	8,753		8,753	8,268		8,268
Cost of services	9,056		9,056	8,066		8,066
Depreciation and amortization	6,333		6,333	5,088		5,088
Restructuring charges, net	—		—	4,441	(4,441)	—

Total operating expenses	223,635	—	223,635	201,566	(7,472)	194,094

Operating income	27,302	—	27,302	8,706	7,472	16,178
Other income, net	1,132		1,132	3,296		3,296
Interest expense, net	(873)		(873)	(360)		(360)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	27,561	—	27,561	11,642	7,472	19,114
Equity in earnings of unconsolidated subsidiaries	470		470	593		593
Income tax provision (1) (2)	6,727		6,727	2,753	1,945	4,698

Net income	$21,304	$—	$21,304	$9,482	$5,527	$15,009

Earnings per common share:
Basic	$0.44		$0.44	$0.20		$0.32

Diluted	$0.43		$0.43	$0.20		$0.31

Weighted-average common shares outstanding:
Basic	48,341		48,341	47,367		47,367

Diluted	49,181		49,181	48,015		48,015

Explanation of Non-GAAP Adjustments

(1)	The adjustments result in an effective tax rate of 25% for the as adjusted amounts for the three months ended January 31, 2013.
(2)	The three months ended January 31, 2013, includes the tax effect on restructuring charges, integration/acquisition costs associated with the acquisition of PDI Ninth House, and separation charges.

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

RECONCILIATION OF AS REPORTED (GAAP) TO AS ADJUSTED (NON-GAAP)

(in thousands, except per share amounts)

(unaudited)

	Nine Months Ended			Nine Months Ended
	January 31, 2014			January 31, 2013
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted
Fee revenue	$708,589		$708,589	$584,929		$584,929
Reimbursed out-of-pocket engagement expenses	26,172		26,172	26,165		26,165

Total revenue	734,761		734,761	611,094		611,094

Compensation and benefits	476,294	(4,500)	471,794	400,859	(516)	400,343
General and administrative expenses	112,931	(394)	112,537	102,675	(2,515)	100,160
Reimbursed expenses	26,172		26,172	26,165		26,165
Cost of services	29,697		29,697	19,848		19,848
Depreciation and amortization	18,857		18,857	13,127		13,127
Restructuring charges, net	3,682	(3,682)	—	19,936	(19,936)	—

Total operating expenses	667,633	(8,576)	659,057	582,610	(22,967)	559,643

Operating income	67,128	8,576	75,704	28,484	22,967	51,451
Other income, net	7,751		7,751	3,808		3,808
Interest expense, net	(2,102)		(2,102)	(1,721)		(1,721)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	72,777	8,576	81,353	30,571	22,967	53,538
Equity in earnings of unconsolidated subsidiaries	1,492		1,492	1,567		1,567
Income tax provision (1) (2)	22,789	2,796	25,585	11,042	6,834	17,876

Net income	$51,480	$5,780	$57,260	$21,096	$16,133	$37,229

Earnings per common share:
Basic	$1.07		$1.19	$0.45		$0.79

Diluted	$1.05		$1.17	$0.44		$0.78

Weighted-average common shares outstanding:
Basic	48,041		48,041	47,149		47,149

Diluted	48,977		48,977	47,742		47,742

Explanation of Non-GAAP Adjustments

(1)	The adjustments result in an effective tax rate of 31% and 33% for the as adjusted amounts for the nine months ended January 31, 2014 and 2013, respectively.
(2)	The nine months ended January 31, 2014 and 2013 include the tax effect on restructuring charges, separation costs, and integration/acquisition costs associated with the acquisition of PDI Ninth House.

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Three Months Ended January 31, 2014
	Executive Recruitment	Leadership & Talent Consulting	Futurestep	Corporate	Consolidated
Fee revenue	$144,042	$62,217	$35,925	$—	$242,184

Net income					$21,304
Other income, net					(1,132)
Interest expense, net					873
Equity in earnings of unconsolidated subsidiaries					(470)
Income tax provision					6,727

Operating income (loss)	$31,622	$5,651	$3,925	$(13,896)	27,302
Depreciation and amortization	1,620	3,272	437	1,004	6,333
Other income, net	254	92	28	758	1,132
Equity in earnings of unconsolidated subsidiaries	36	—	—	434	470

EBITDA	33,532	9,015	4,390	(11,700)	35,237

EBITDA margin	23.3%	14.5%	12.2%		14.5%
Adjusted EBITDA	$33,532	$9,015	$4,390	$(11,700)	$35,237

Adjusted EBITDA margin	23.3%	14.5%	12.2%		14.5%

	Three Months Ended January 31, 2013
	Executive Recruitment	Leadership & Talent Consulting	Futurestep	Corporate	Consolidated
Fee revenue	$130,494	$41,155	$30,355	$—	$202,004

Net income					$9,482
Other income, net					(3,296)
Interest expense, net					360
Equity in earnings of unconsolidated subsidiaries					(593)
Income tax provision					2,753

Operating income (loss)	$21,647	$(2,798)	$3,722	$(13,865)	8,706
Depreciation and amortization	2,247	1,764	324	753	5,088
Other income, net	325	37	5	2,929	3,296
Equity in earnings of unconsolidated subsidiaries	148	—	—	445	593

EBITDA	24,367	(997)	4,051	(9,738)	17,683

EBITDA margin	18.7%	(2.4%)	13.3%		8.8%
Restructuring charges, net	—	4,441	—	—	4,441
Integration/acquisition costs	—	—	—	2,515	2,515
Separation costs	516	—	—	—	516

Adjusted EBITDA	$24,883	$3,444	$4,051	$(7,223)	$25,155

Adjusted EBITDA margin	19.1%	8.4%	13.3%		12.5%

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Nine Months Ended January 31, 2014
	Executive Recruitment	Leadership & Talent Consulting	Futurestep	Corporate	Consolidated
Fee revenue	$420,689	$188,357	$99,543	$—	$708,589

Net income					$51,480
Other income, net					(7,751)
Interest expense, net					2,102
Equity in earnings of unconsolidated subsidiaries					(1,492)
Income tax provision					22,789

Operating income (loss)	$88,029	$16,992	$9,009	$(46,902)	67,128
Depreciation and amortization	5,398	9,330	1,285	2,844	18,857
Other income, net	1,086	145	576	5,944	7,751
Equity in earnings of unconsolidated subsidiaries	258	—	—	1,234	1,492

EBITDA	94,771	26,467	10,870	(36,880)	95,228

EBITDA margin	22.5%	14.1%	10.9%		13.4%
Restructuring charges, net	1,336	1,149	1,134	63	3,682
Separation costs	—	—	—	4,500	4,500
Integration/acquisition costs	—	—	—	394	394

Adjusted EBITDA	$96,107	$27,616	$12,004	$(31,923)	$103,804

Adjusted EBITDA margin	22.8%	14.7%	12.1%		14.6%

	Nine Months Ended January 31, 2013
	Executive Recruitment	Leadership & Talent Consulting	Futurestep	Corporate	Consolidated
Fee revenue	$385,688	$107,999	$91,242	$—	$584,929

Net income					$21,096
Other income, net					(3,808)
Interest expense, net					1,721
Equity in earnings of unconsolidated subsidiaries					(1,567)
Income tax provision					11,042

Operating income (loss)	$54,481	$7,716	$7,141	$(40,854)	28,484
Depreciation and amortization	6,748	3,387	940	2,052	13,127
Other income, net	275	71	15	3,447	3,808
Equity in earnings of unconsolidated subsidiaries	305	—	—	1,262	1,567

EBITDA	61,809	11,174	8,096	(34,093)	46,986

EBITDA margin	16.0%	10.3%	8.9%		8.0%
Restructuring charges, net	10,801	5,118	3,086	931	19,936
Integration/acquisition costs	—	—	—	2,515	2,515
Separation costs	516	—	—	—	516

Adjusted EBITDA	$73,126	$16,292	$11,182	$(30,647)	$69,953

Adjusted EBITDA margin	19.0%	15.1%	12.3%		12.0%